Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator

Commonwealth Builder 401(k) Plan

We consent to the incorporation by reference in the registration statement (No. 333-117450) on Form S-8 of Commonwealth Telephone Enterprises, Inc. of our report dated June 22, 2006 on the financial statements and supplemental schedule of Commonwealth Builder 401(k) Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2005.

/s/ AMPER, POLITZINER & MATTIA, P.C.

Bridgewater, New Jersey

June 27, 2006